Exhibit 10.8(a)

June 1, 2012

Aspect Capital Ltd.

Nations House – 8th Floor

103 Wigmore Street

London W1U 1QS, U.K.

Attention: Mr. Anthony Todd, CEO

Re:	Management Agreement Renewals

Dear Mr. Todd:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2013 and all other provisions of the Management Agreements will remain unchanged.

•	Global Diversified Futures Fund L.P.

•	Diversified 2000 Futures Fund L.P.

•	Tactical Diversified Futures Fund L.P.

•	CMF Aspect Master Fund L.P.

•	Institutional Futures Portfolio L.P

•	Global Futures Fund Ltd

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Brian Centner at the address above or fax to 212-296-6868. If you have any questions I can be reached at 212-296-1290.

Very truly yours,

CERES MANAGED FUTURES LLC

By:	/s/ Brian Centner

Brian Centner
Chief Financial Officer & Director

ASPECT CAPITAL LTD.

By:	/s/ Jonathan Greenwood

Print Name:	Jonathan Greenwood
Company Secretary and Authorised Signatory

BC/sr	Aspect Capital Limited